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                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
               Not Applicable

     (2) Aggregate number of securities to which transaction applies:
               Not Applicable

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               Not Applicable

     (4) Proposed maximum aggregate value of transaction:
               Not Applicable

     (5) Total fee paid:
               Not Applicable

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
               Not Applicable

     (2) Form, Schedule or Registration Statement No.:
               Not Applicable

     (3) Filing Party:
               Not Applicable

     (4) Date Filed:
               Not Applicable
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[FIRST UNION LOGO]



March 13, 1995

Dear Fellow Shareholder:

We have previously mailed to you proxy materials relating to First Union Real Estate Equity and Mortgage Investments' Annual Meeting of Shareholders to be held on Tuesday, April 11, 1995.

According to our latest records, we have not received your WHITE PROXY CARD. Regardless of the number of shares you own, it is important that they are represented at the meeting. Please take a moment to sign, date and mail the enclosed WHITE PROXY CARD promptly in the return envelope provided.

Your Board of Trustees urges you not to vote any other proxy card sent to you except for management's WHITE PROXY CARD.

Sincerely,

/s/ James C. Mastandrea

James C. Mastandrea
Chairman & Chief Executive Officer
                                   IMPORTANT

       1) Please vote management's WHITE PROXY CARD and mail it in the enclosed postage paid envelope.

       2) Please do not return any other color proxy card sent to you by any dissident group, even as a protest vote against their candidates.

       3) If you have any questions about voting your shares or want further information, please do not hesitate to call us or our proxy solicitor.

                      FIRST UNION REAL ESTATE INVESTMENTS
                 THOMAS T. KMIECIK, VICE PRESIDENT -- TREASURER
                  (800) 394-4030 OR COLLECT AT (216) 781-4030.

                    CORPORATE INVESTOR COMMUNICATIONS, INC.
                  (800) 346-7885 OR COLLECT AT (201) 896-1900.